UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 29, 2021

Date of Report (Date of earliest event reported)

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 High Point Drive	Irving	Texas	75038
(Address of Principal Executive Offices)			(Zip Code)

(214) 453-3000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HMSY	The Nasdaq Stock Market LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On March 26, 2021, HMS Holdings Corp., a Delaware corporation (“HMS”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 20, 2020, by and among HMS, Gainwell Acquisition Corp., a Delaware corporation (“Gainwell”), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell (“Merger Sub”), and Gainwell Intermediate Holding Corp., a Delaware corporation. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into HMS (the “Merger”), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell.

As of February 4, 2021, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 88,637,633 shares of HMS common stock outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 69,355,096 shares of HMS common stock, representing approximately 78.24% of the shares outstanding and entitled to vote, were present by remote communication or represented by proxy, constituting a quorum to conduct business for all matters presented at the Special Meeting.

At the Special Meeting, HMS stockholders considered three proposals, each of which is described in more detail in a definitive proxy statement filed by HMS with the Securities and Exchange Commission (the “SEC”) on February 22, 2021 and the supplemental disclosure to the proxy statement filed by HMS with the SEC on March 18, 2021. The final results regarding each proposal are set forth below.

Proposal No. 1 - To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
69,169,039	46,461	139,596	-

The Merger Proposal was approved by the requisite vote of HMS stockholders.

Proposal No. 2 - To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of HMS in connection with the Merger (the “Executive Compensation Proposal”).

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
66,387,955	2,534,588	432,553	-

The Executive Compensation Proposal was approved by the requisite vote of HMS stockholders.

Proposal No. 3 - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Adjournment of the Special Meeting was deemed not necessary or appropriate and was not acted upon because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.
Date: March 29, 2021
	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President,
Chief Financial Officer and Treasurer